Exhibit 99.1
RELEASE: IMMEDIATE
GETTY REALTY CORP. ANNOUNCES

FINANCIAL RESULTS FOR THE QUARTER

ENDED MARCH 31, 2007

JERICHO, NY, May 1, 2007 --- Getty Realty Corp. (NYSE-GTY) today reported its financial results for the quarter ended March 31, 2007.

Net earnings were $10.4 million for the quarter ended March 31, 2007 which was comparable to the net earnings of $10.5 million for the quarter ended March 31, 2006.

Funds from operations, or FFO, were $12.3 million and adjusted funds from operations, or AFFO, were $11.8 million for the quarter ended March 31, 2007 which were comparable to the FFO of $12.4 million and AFFO of $11.6 million for the prior year period. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

Diluted earnings per share, FFO per share and AFFO per share were $0.42, $0.49 and $0.48 per share, respectively, for the quarter ended March 31, 2007, which were comparable to the $0.43, $0.50 and $0.47 per share, respectively, for the prior year period.

Mr. Leo Liebowitz, Chairman of the Board and Chief Executive Officer commented, “Although our results for the quarter ended March 31, 2007 are comparable to the prior year period in almost every area, we are excited about our $83.8 million acquisition of convenience store and gas station properties from GE Capital Solutions, Franchise Finance (“GE-FF”, formerly known as Trustreet Properties) which was substantially completed at the end of the first quarter. Although we currently estimate that the acquisition will reduce our net earnings by approximately $0.03 per share on an annual basis due to non-cash accounting charges, we expect that it will be accretive to our FFO and AFFO on an annual basis by approximately $0.11 and $0.08 per share, respectively. These estimates are preliminary and are subject to significant change as we complete our accounting valuation of the acquisition and the cost allocation to the assets acquired and liabilities assumed.”

Revenues from rental properties for the quarter ended March 31, 2007 were $18.0 million which were comparable to the $18.1 million for the prior year period. Rent received for the quarter ended March 31, 2007 was $17.5 million as compared with $17.2 million for the prior year period. The increase in rent received was primarily due to rental income from property acquisitions and rent escalations. In addition to rent received, revenues from rental properties include deferred rental revenues accrued due to recognition of rental income on a straight-line basis of $0.5 million for the quarter ended March 31, 2007 and $0.8 million for the prior year period.

Operating expenses were $6.7 million for the quarter ended March 31, 2007 which was comparable to the $6.9 million for the prior year period.

Interest expense increased by $0.3 million to $1.0 million for the quarter ended March 31, 2007 as compared to $0.7 for the respective prior year period. Interest expense increased primarily due to additional borrowings used to finance the acquisition of properties in February 2006. Interest expense also increased due to increased interest rates that averaged 6.68% for the quarter ended March 31, 2007, as compared to 5.85% for the quarter ended March 31, 2006.

Getty Realty Corp.’s First Quarter Earnings Conference Call is scheduled for tomorrow, Wednesday, May 2, 2007 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 719-457-2679 five to ten minutes before the scheduled start time and reference pass code 5748154. If you cannot participate in the live event, a replay will be available beginning on May 2, 2007 at noon though midnight, May 4, 2007. To access the replay, please dial 719-457-0820 and reference pass code 5748154.

Getty Realty Corp. is the largest publicly-traded real estate investment trust in the United States specializing in ownership and leasing of convenience store/gas station properties and petroleum distribution terminals. The Company owns and leases approximately 1,100 properties throughout the United States.

CERTAIN STATEMENTS IN THIS CURRENT REPORT ON FORM 8-K MAY CONSTITUTE “FORWARD LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES”, “EXPECTS”, “PLANS”, “PROJECTS”, “ESTIMATES” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. FOR EXAMPLE, THE STATEMENT THAT WE CURRENTLY ESTIMATE THAT THE ACQUISITION OF PROPERTIES FROM GE-FF WILL REDUCE OUR EARNINGS BY $0.03 PER SHARE ON AN ANNUAL BASIS BUT WILL BE ACCRETIVE TO OUR FFO AND AFFO ON AN ANNUAL BASIS BY APPROXIMATELY $0.11 AND $0.08 PER SHARE, RESPECTIVELY IS A FORWARD LOOKING STATEMENT. INFORMATION CONCERNING FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, AS WELL AS IN THE OTHER FILINGS WE MAKE WITH THE SECURITIES AND EXCHANGE COMMISSION. WE UNDERTAKE NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaduited)

	Three months ended March 31,
	2007	2006

Revenues from rental properties	$17,993	$18,067

Operating expenses:
Rental property expenses	2,420	2,484
Environmental expenses, net	969	1,101
General and administrative expenses	1,453	1,407
Depreciation and amortization expense	1,865	1,916
Total operating expenses	6,707	6,908

Operating income	11,286	11,159
Other income, net	115	82
Interest expense	(964)	(710)

Net earnings	$10,437	$10,531

Net earnings per common share:
Basic	$.42	$.43
Diluted	$.42	$.43

Weighted-average shares outstanding:
Basic	24,765	24,717
Stock options and restricted stock units	20	28
Diluted	24,785	24,745

Dividends declared per share	$.455	$.455

GETTY REALTY CORP. AND SUBSIDIARIES
RECONCILIATION OF NET EARNINGS TO
FUNDS FROM OPERATIONS AND
ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended March 31,
	2007	2006
Net earnings	$10,437	10,531

Depreciation and amortization of real estate assets	1,865	1,916
Gains on dispositions of real estate	(46)	(34)
Funds from operations	12,256	12,413
Deferred rental revenue (straight-line rent)	(482)	(823)
Adjusted funds from operations	$11,774	$11,590

Diluted per share amounts:
Earnings per share	$.42	$.43
Funds from operations per share	$.49	$.50
Adjusted funds from operations per share	$.48	$.47

Diluted weighted average shares outstanding	24,785	24,745

In addition to measurements defined by generally accepted accounting principles (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, non-FFO items reported in discontinued operations and extraordinary items. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and, accordingly, may not be comparable.

Getty believes that FFO is helpful to investors in measuring its performance because FFO excludes various items included in GAAP net earnings that do not relate to, or are not indicative of, Getty’s fundamental operating performance such as gains or losses from property dispositions and depreciation and amortization of real estate assets. In Getty’s case, however, GAAP net earnings and FFO include the significant impact of deferred rental revenue (straight-line rental revenue) on its recognition of revenues from rental properties, which primarily results from fixed rental increases scheduled under certain leases with its tenants. In accordance with GAAP, the aggregate minimum rent due over the initial term of these leases is recognized on a straight-line basis rather than when due. GAAP net earnings and FFO may also include an income tax provision or benefit recognized due to adjustments in amounts accrued for uncertain tax positions related to being taxed as a C-corp., rather than as a REIT, prior to 2001. As a result, Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less straight-line rental revenue and income taxes. Income taxes did not have a significant impact on our earnings for the periods presented, and accordingly, do not appear as a separate item in our statement of operations or reconciliation of AFFO from net earnings. In Getty’s view, AFFO provides a more accurate depiction than FFO of the impact of scheduled rent increases under these leases and Getty’s election to be taxed as a REIT beginning in 2001. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.

Contact:	Thomas J. Stirnweis
(516) 478-5403